Exhibit 23





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48313) of PS Business Parks, Inc., pertaining to the PS Business Parks, Inc. 1997 Stock Option and Incentive Plan of our report dated February 23, 1998 except for Note 9 as to which the date is March 18, 1998, with respect to the consolidated financial statements of PS Business Parks, Inc. (successor to American Office Park Properties, Inc.) included in the Current Report on Form 8-K/A dated April 17, 1998 of PS Business Parks, Inc.



                                                          /s/ ERNST & YOUNG LLP



Los Angeles, California
April 17, 1998